Exhibit 13.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
      In connection with the Annual Report on Form 20-F of Fresenius Medical Care AG & Co. KGaA (the “Company”) for the year ended December 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), the undersigned, Dr. Ben Lipps, Chief Executive Officer and Chairman of the Management Board of Fresenius Medical Care Management AG, the general partner of the Company, and Lawrence Rosen, Chief Financial Officer and Member of the Management Board of Fresenius Medical Care Management AG, the general partner of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Dr. Ben J. Lipps
Dr. Ben J. Lipps
Chief Executive Officer and
Chairman of the Management Board of
Fresenius Medical Care Management AG
general partner of
Fresenius Medical Care AG & Co. KGaA

February 22, 2007

/s/ Lawrence A. Rosen
Lawrence A. Rosen
Chief Financial Officer and
Member of the Management Board of
Fresenius Medical Care Management AG
general partner of
Fresenius Medical Care AG & Co. KGaA

February 22, 2007